Exhibit 10.16

LIGHTNING SYSTEMS, INC.

2019 EQUITY INCENTIVE PLAN

Effective Date: December 31, 2019

Approved by the Board of Directors on December 31, 2019

Approved by the Stockholders on December 31, 2019

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ARTICLE XI GENERAL RESTRICTIONS		15
11.1	Investment Representations	15
11.2	Compliance with Securities Laws	16
11.3	Changes in Accounting or Tax Rules	16
11.4	Stockholder Agreements	16
11.5	Change in Time Commitment	16
11.6	Right of Repurchase	16
11.7	Right of First Refusal	17
11.8	No Obligation to Notify	17

ARTICLE XII AMENDMENT, MODIFICATION AND TERMINATION		17

ARTICLE XIII WITHHOLDING		17
13.1	Withholding Requirement	17
13.2	Withholding With Stock	18

ARTICLE XIV REQUIREMENTS OF LAW		18
14.1	Requirements of Law	18
14.2	Federal Securities Law Requirements	18
14.3	Section 409A	18
14.4	Governing Law	19

ARTICLE XV DURATION OF THE PLAN		19

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LIGHTNING SYSTEMS, INC.

2019 EQUITY INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1 Establishment. Lightning Systems, Inc., a Delaware corporation, adopts this 2019 Equity Incentive Plan (the “Plan”) effective as of the Effective Date. The Plan is established for Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and other Awards.

1.2 Purpose. The purpose of the Plan is to provide financial incentives for selected employees, consultants and advisors, and non-employee directors of the Company and its Affiliates, thereby promoting the long-term growth and financial success of the Company by (a) attracting and retaining the most qualified officers, directors, key employees, and other persons, (b) strengthening the capability of the Company and its Affiliates to develop, maintain and direct a competent management team, (c) providing an effective means for selected employees, consultants and advisors and non-employee directors to acquire and maintain a direct proprietary interest in the operations and future success of the Company, (d) motivating employees to achieve long-range performance goals and objectives, and (e) providing incentive compensation opportunities competitive with those of other organizations.

ARTICLE II

DEFINITIONS

2.1 Definitions. The following terms shall have the meanings set forth below:

(a) “Affiliate” means, with respect to the Company, (i) any Subsidiary of the Company, and (ii) any other corporation or entity that is affiliated with the Company through stock ownership or otherwise and is designated as an “Affiliate” by the Board; provided, however, that for purposes of Incentive Stock Options granted pursuant to the Plan, an “Affiliate” means any parent or subsidiary of the Company as defined in Section 424 of the Code.

(b) “Award” means an Option, a Restricted Stock Award, grants of Stock pursuant to Article IX or other issuances of Stock hereunder.

(c) “Award Agreement” means an Option Agreement, Restricted Stock Agreement or a written agreement evidencing any other Award under this Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means (i) if there is an employment agreement between the Participant and the Company and the agreement contains a definition of “Cause”, the definition contained therein or (ii) in the absence of an employment agreement between the Participant and the Company, (A) the Participant’s commission of any felony involving fraud, dishonesty or moral turpitude; (B) the Participant’s attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company; (C) the Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any statutory duty that the Participant owes to the Company; or (D) the Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company. However, the action or conduct described in clauses (iii) and (iv) above will constitute “Cause” only if such action or conduct continues after the Company has provided the Participant with written notice thereof and thirty (30) days to cure the same.

(f) “Change in Control” means the following:

(i) Any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the voting power of the surviving or successor entity immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred, excluding (A) any consolidation or merger effected exclusively to change the domicile of the Company and (B) any transaction or series of transactions principally for bona fide equity financing purposes (including, but not limited to, the sale of securities pursuant to an effective registration statement filed with the Securities and Exchange Commission) in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or

(ii) A sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, if necessary for compliance with Section 409A of the Code, a Change in Control shall not occur unless such transaction meets the foregoing and constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

(g) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(h) “Committee” means the Board, or if so delegated by the Board, a committee consisting of not less than two members of the Board who are empowered hereunder to take actions in the administration of the Plan. If applicable, the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act. Except as provided in Section 3.2, the Committee shall select Participants from Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors of the Company and its Affiliates and shall determine the Awards to be made pursuant to the Plan and the terms and conditions thereof.

(i) “Company” means Lightning Systems, Inc., a Delaware corporation.

(j) “Disabled” or “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement) that is made pursuant to a state domestic relations law and that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant.

(l) “Effective Date” means the original effective date of the Plan as noted on the cover page hereto.

(m) “Eligible Consultants” means those consultants and advisors to the Company or an Affiliate who are determined, by the Committee, to be individuals (i) whose services are important to the Company or an Affiliate and who are eligible to receive Awards, other than Incentive Stock Options, under the Plan, and (ii) who meet the conditions for eligibility under Rule 701 promulgated under the Securities Act or such other exemptions from registration under the Securities Act as may be applicable.

(n) “Eligible Employees” means those employees (including, without limitation, officers and directors who are also employees) of the Company or any Affiliate, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business.

(o) “Eligible Non-Employee Director” means any person serving on the Board who is not an employee of the Company or any Affiliate.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

(q) “Fair Market Value” means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which the Stock is then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a Share shall be determined by the Committee acting in good faith in accordance with the requirements of Code Section 409A.

(r) “Forfeiture Restrictions” shall have the meaning given to that term in Section 8.2 hereof.

(s) “Incentive Stock Option” means an Option designated as such and granted in accordance with Section 422 of the Code.

(t) “Non-Qualified Stock Option” means any Option other than an Incentive Stock Option.

(u) “Option” means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Stock Options or Non-Qualified Stock Options.

(v) “Option Agreement” shall have the meaning given to that term in Section 7.2 hereof.

(w) “Option Holder” means a Participant who has been granted one or more Options under the Plan.

(x) “Option Period” means the period of time, determined by the Committee, during which an Option may be exercised by the Option Holder.

(y) “Option Price” shall have the meaning given to that term in Section 7.2(b) hereof.

(z) “Participant” means an Eligible Employee, Eligible Consultant, or Eligible Non-Employee Director designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards available under the Plan.

(aa) “Repurchase Rights” shall have the meaning given to that term in Section 7.2(c) hereof.

(bb) “Restricted Stock Agreement” shall have the meaning given to that term in Section 8.1 hereof.

(cc) “Restricted Stock Award” means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed by the Committee in accordance with the provisions thereof.

(dd) “Section 16” shall have the meaning given to that term in Section 13.2(c) hereof

(ee) “Securities Act” means the Securities Act of 1933, as it may be amended from time to time.

(ff) “Service” means service to the Company or an Affiliate as an employee, a non-employee director or a consultant or advisor, except to the extent otherwise specifically provided in an Award Agreement. The Committee determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in capacity in which the Participant provides Service to the Company or an Affiliate or a transfer between the Company and its Affiliates; provided there is no interruption or other termination of Service.

(gg) “Share” means one whole share of Stock.

(hh) “Stock” means the common stock of the Company.

(ii) “Subsidiary” means any corporation more than 50% of the outstanding voting securities of which are owned by the Company or any other Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Company or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

(jj) “Successor” shall have the meaning given to that term in Section 5.1(a) hereof.

(kk) “Tax Date” shall have the meaning given to that term in Section 13.2 hereof.

2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III

PLAN ADMINISTRATION

3.1 General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall have the power to take the following actions, subject to and within the limitations of the express provisions of the Plan:

(a) select the Participants from among the Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors;

(b) determine the Awards to be made pursuant to the Plan, or Shares to be issued thereunder and the time at which such Awards are to be made;

(c) fix the Option Price, the Option Period and the manner in which an Option becomes exercisable;

(d) establish the duration and nature of Restricted Stock Award restrictions;

(e) establish the terms and conditions applicable to, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable, and consistent with the terms of the Plan;

(f) determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein;

(g) adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company;

(h) effect, with the consent of any adversely affected Participant, the reduction of the exercise, purchase or strike price of any outstanding Award;

(i) approve such supplements or amendments to the Plan (including sub-plans) as it may consider necessary or appropriate to grant Awards to Participants who are foreign nationals or who are employed by the Company or its Affiliates outside of the United States; provided, however, that any such supplements or amendments shall be consistent with the terms of the Plan; and

(j) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency.

The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or its Affiliates or the Company’s auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2 Delegation by Committee. The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant Awards under the Plan to specified groups of Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any Eligible Employee, Eligible Consultant or Eligible Non-Employee Director who is covered by Section 16(b) of the Exchange Act shall not be delegated by the Committee.

3.3 Contractual Limitations. The Committee shall in exercising its discretion under the Plan comply with all contractual obligations of the Company in effect from time to time, whether contained in the Company’s Certificate of Incorporation, Bylaws or other binding contract.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. The maximum aggregate number of Shares that may be issued under the Plan pursuant to Awards is 5,000,000 Shares (the “Share Reserve”). Any Shares that are (i) subject to an Option that expires or for any reason is terminated unexercised, (ii) subject to an Award (other than an Option) and that are forfeited, or (iii) withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option, shall automatically become available for use under the Plan. Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this Article IV. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company on the open market or otherwise. The maximum number of Shares may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. During the terms of the Awards, the Company shall keep available at all times the number of Shares reasonably required to satisfy such Awards.

4.2 Incentive Stock Option Limitation. The maximum number of Shares that may be issued under Incentive Stock Options is 5,000,000 Shares.

4.3 Capitalization Adjustments. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, exercise price, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, (iii) the maximum number of Shares available for grant pursuant to Incentive Stock Options, and (iv) the number of Shares subject to a delegation of authority under Section 3.2 of this Plan.

4.4 Other Distributions and Changes in the Stock.

(a) In the event that:

(i) If the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding (i) cash or (ii) distributions referred to in Section 4.3), or

(ii) if the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

(iii) if there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, the Committee may, in its discretion, determine that such event equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award. If the Committee makes such a determination, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted upon the Participant’s becoming a holder of record of the Stock.

4.5 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require the Company to sell a fractional Share under any Option, or otherwise issue a fractional Share, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional Share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of Shares then subject to an Option shall remain unchanged but the Option Price per Share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

4.6 Determination by the Committee, Etc. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

ARTICLE V

CHANGE IN CONTROL

5.1 Change in Control Provisions. The following provisions shall apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the holder of the Award or unless otherwise expressly provided by the Committee at the time of grant of the Award. Except as otherwise stated in the Award Agreement, in the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Committee shall take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control:

(a) arrange for the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control);

(b) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Stock issued pursuant to the Award to the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company);

(c) accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the closing of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the closing of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the closing of the Change in Control;

(d) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Award;

(e) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the closing of the Change in Control, in exchange for such cash consideration, if any, as the Committee, in its sole discretion, may consider appropriate; and

(f) make a payment, in such form as may be determined by the Committee, equal to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise of the Award, over (B) any exercise price payable by such holder in connection with such exercise. For the avoidance of doubt, such payment may be zero if the fair market value of the property is equal to or less than the exercise price.

The Committee need not take the same action with respect to all Awards or with respect to all Participants. To the extent permitted under Section 409A of the Code, the Committee may provide that payments under this provision may be delayed to the same extent that payment of consideration to the holders of Stock in connection with the Change in Control is delayed as the result of escrows, earnouts, holdbacks or other contingencies. In addition, the Committee may provide that such payments made over time will remain subject to substantially the same vesting schedule as the Award, including any performance-based metrics that applied to the Award immediately prior to the closing of the Change in Control.

5.2 Company Actions. The grant of Awards under the Plan shall in no way affect the right of the Company or any Affiliate to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

5.3 Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding Shares not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Service, provided, however, that the Committee may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

ARTICLE VI

PARTICIPATION

Participants in the Plan shall be those Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors determined by the Committee. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII

OPTIONS

7.1 Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that only Non-Qualified Stock Options may be granted to Eligible Consultants and Eligible Non-Employee Directors. The Committee may grant both an Incentive Stock Option and a Non-Qualified Stock Option to an Eligible Employee at the same time or at different times. Incentive Stock Options and Non-Qualified Stock Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee. In no event shall the Company have any obligation or liability to a Participant if an Option is determined not to qualify as an Incentive Stock Option.

7.2 Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement (an “Option Agreement”). An Option Agreement shall be issued by the Company in the name of the Participant to whom the Option is granted (the “Option Holder”) and in such form as may be approved by the Committee. The Option Agreement shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

(a) Number of Shares. Each Option Agreement shall state that it covers a specified number of Shares, as determined by the Committee.

(b) Price. The price at which each Share covered by an Option may be purchased (the “Option Price”) shall be determined in each case by the Committee and set forth in the Option Agreement. With respect to Options that are intended to be Incentive Stock Options, in no event shall the Option Price be less than 100 percent of the Fair Market Value of one Share of Stock on the date the Option is granted (or 110 percent of such Fair Market Value, to the extent provided in Section 7.3).

(c) Duration of Options; Vesting. Each Option Agreement shall state the Option Period applicable to the Option, which must end, in all cases, not more than ten years from the date the Option is granted (or five years, to the extent provided in Section 7.3). Each Option Holder shall become vested in the Shares underlying the Option in such installments and over such period or periods of time, if any, or upon such events, as are determined by the Committee in its discretion and set forth in the Option Agreement.

(d) Vesting; Early Exercise. The Option shall generally become exercisable, in whole or in part, at the same time or times as the Shares underlying the Option vest; provided, however, that the Committee may grant Options that are immediately exercisable in whole or in part. Any unvested Shares received by the Option Holder upon early exercise of the Option in accordance with the preceding sentence shall be subject to the Company’s right of repurchase, as follows:

(i) Should the Option Holder cease Service while holding unvested Shares, the Company shall have such right to repurchase any or all of those unvested Shares at a price per share equal to the lesser of the then-Fair Market Value of a Share and the Option Price (the “Repurchase Rights”).

(ii) The Company shall be entitled to exercise its right to repurchase such unvested Shares by written notice to the Option Holder sent within ninety (90) days after the time of Option Holder’s cessation of Service, or (if later) during the ninety (90)-day period following the execution date of any written stock purchase agreement executed by the Company and the Option Holder.

(iii) The notice shall indicate the number of unvested Shares to be repurchased, the repurchase price to be paid per share (which shall be a price per share equal to the Option Price) and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice.

(e) Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder’s Service. The effect of this subsection 7.2(e) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(e) shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any individual’s Service. If the Committee does not otherwise specify, the following shall apply:

(i) If the Service of the Option Holder is terminated within the Option Period for Cause, the Option shall thereafter be void for all purposes.

(ii) Unless otherwise provided in an Award Agreement, if the Option Holder becomes Disabled while still in Service of the Company or an Affiliate, the Option may be exercised by the Option Holder within one year following the Option Holder’s termination of Service on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares that had become vested on or before the date of the Option Holder’s termination of Service because of Disability.

(iii) Unless otherwise provided in an Award Agreement, if the Option Holder dies during the Option Period while still in Service of the Company or an Affiliate or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder’s will or by the laws of descent and distribution within one year following the Option Holder’s death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares that had become vested on or before the date of the Option Holder’s death.

(iv) Unless otherwise provided in an Award Agreement, if the Service of the Option Holder is terminated within the Option Period for any reason other than Cause, Disability, or death, the Option may be exercised by the Option Holder within three (3) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares that had become vested on or before the date of termination of Service.

(f) No Service Right. Nothing in this paragraph shall limit or impair the right of the Company or any Affiliate to terminate the employment of any employee or to terminate the consulting or advisory services of any consultant or advisor.

(g) Exercise, Payments, Etc.

(i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice on any business day specifying the number of Shares with respect to which such Option is exercised. The Option shall be exercised when the Option Price for the number of Shares as to which the Option is exercised is paid to the Company in full. If the Shares are certificated, a properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor.

(ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee:

(A) in cash;

(B) by certified check, cashier’s check or other check acceptable to the Company, payable to the order of the Company;

(C) if expressly permitted by a resolution of the Committee applicable to the Option at the time of exercise (whether such resolution is applicable solely to the Option being exercised or is generally applicable to some or all Options outstanding under the Plan), by delivery to the Company of certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Shares purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Shares, unless such Shares have been held by the Option Holder for more than six (6) months (or such other period of time as the Committee determines is necessary to avoid adverse financial accounting treatment); for purposes of this Plan, the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date, and the exercise date shall be the day of delivery of the certificates for the Shares used as payment of the Option Price.

(D) if expressly permitted by a resolution of the Committee applicable to the Option at the time of exercise (whether such resolution is applicable solely to the Option or is generally applicable to some or all Options outstanding under the Plan), to the extent such Option Price is in excess of the par value of the Shares, by delivering a full-recourse promissory note bearing interest at a market rate and secured by the purchased Shares, and the payment schedule in effect for any such promissory note shall be established by the Committee in its sole discretion;

(E) if the Option is a Non-Qualified Stock Option, by delivery to the Company of irrevocable instructions directing the Company to withhold from the purchased Shares a number of Shares having a Fair Market Value as of the exercise date equal to the aggregate Option Price of the purchased Shares subject to the Option.

(F) should the Stock be registered under Section 12(g) of the Exchange Act at the time the Option is exercised, then the exercise price may also be paid to the extent the Option is exercised for vested Shares, through a special sale and remittance procedure pursuant to which Option Holder (or any other person or persons exercising the Option) shall concurrently provide irrevocable written instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale.

(h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(i) Withholding.

(i) Non-Qualified Stock Options. Upon vesting and exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of any additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of Shares or by withholding Shares to be issued under the Option, as provided in Article XIII.

(ii) Incentive Stock Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Shares acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of any additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

(j) Lock-Up Period. Unless otherwise provided in an Award Agreement, if requested by the Company or the representative of the underwriters of Stock (or other securities) of the Company, the Participant shall not, without the prior written consent of the underwriter(s) of Stock (or other securities of the Company) and the Company, sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Stock (or other securities) of the Company held by the Participant (other than those included in the registration) during (i) the 180-day period following the effective date of the first firm commitment underwritten public offering of the Stock registered under the Securities Act (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company or Affiliate shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), and (ii) the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period, not to exceed 18 days after the expiration of the 90-day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation). The obligations described in this paragraph shall not apply to a registration relating solely to employee benefit plans on SEC Form S-1 or Form S-8 or similar forms that may be promulgated in the future by the SEC, or a registration relating solely to a transaction on SEC Form S-4 or similar forms that may be promulgated in the future. If requested by the Company or the representative of the underwriters of Stock (or other securities) of the Company, the Participant will enter into an agreement regarding his, her or its compliance with this requirement that will survive the term of the Award Agreement.

7.3 Restrictions on Incentive Stock Options.

(a) $100,000 Per Year Limitation. The aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000 (or such higher amount as may at the time of grant be applicable under Section 422(d) (or any successor provision) of the Code). For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option and Incentive Stock Options shall be taken into account in the order granted. The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the above limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Incentive Stock Option shall thereafter be exercisable as a Non-Qualified Stock Option.

(b) Ten Percent Stockholders. Incentive Stock Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

7.4 Transferability.

(a) General Rule: No Lifetime Transfers. An Option shall not be transferable by the Option Holder except (i) by will or pursuant to the laws of descent and distribution or (ii) or to the Option Holder’s former spouse, to the extent such assignment is of a Non-Qualified Stock Option and is pursuant to a Domestic Relations Order. Except as otherwise provided by the terms of a Domestic Relations Order, an Option shall be exercisable during the Option Holder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder’s guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

(b) No Assignment. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above. In the event the Option is assigned or transferred in any manner contrary to terms of this Plan, then all Options transferred or assigned shall immediately terminate.

7.5 Stockholder Privileges. No Option Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Option Holder becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Shares, except as provided in Article IV.

7.6 Non-Exempt Employees. No Option granted to a Participant who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, in the event of the Participant’s death or Disability, upon a Change in Control in which the vesting of such Options accelerates, or upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines) any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

ARTICLE VIII

RESTRICTED STOCK AWARDS

8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee. Each Restricted Stock Award granted under the Plan shall be evidenced by a written restricted stock agreement (a “Restricted Stock Agreement”). The Restricted Stock Agreement shall incorporate and conform to the conditions set forth in this Article VIII as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

8.2 Restrictions. A Participant’s right to retain a Restricted Stock Award granted to him or her under Section 8.1 shall be subject to such restrictions, including but not limited to his or her continuous Service for the Company or an Affiliate for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award (such restrictions as established by the Committee shall be known as the “Forfeiture Restrictions”). The Committee may in its sole discretion provide for different Forfeiture Restrictions or no Forfeiture Restrictions with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. The Committee may in its sole discretion provide for the earlier lapse of any Forfeiture Restrictions in the event of a Change in Control in accordance with Article V of this Plan. Unless explicitly provided for otherwise in an Award Agreement, if a Participant’s Service terminates for any reason, any Shares as to which the Forfeiture Restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all Shares related thereto shall be immediately returned to the Company.

8.3 Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him or her as a Restricted Stock Award under this Article VIII upon his or her becoming the holder of record of such Stock; provided, however, that the Participant’s right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Sections 10.2 and Article XI and to the rights of first refusal of the Company and its assignees pursuant to the Bylaws.

8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

(a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

(b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

ARTICLE IX

OTHER GRANTS

From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire Shares, whether by purchase, outright grant, or otherwise. Any arrangement may be made subject to the general provisions of this Plan and all Shares issued pursuant to such arrangements that may be made subject to this Plan shall be issued under this Plan.

ARTICLE X

RIGHTS OF PARTICIPANTS

10.1 Employment or Service. Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of employment by, or consulting relationship with, or Service with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such employment, consulting relationship or Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Service shall be determined by the Committee at that time.

10.2 Nontransferability of Awards. Except as provided otherwise at the time of grant or thereafter, or except as otherwise provided in a Domestic Relations Order, no right or interest of any Participant in a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), or other Award (excluding Options) granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Options, Restricted Stock Awards, and other Awards, shall, to the extent provided in Article VII, Article VIII, and Article IX be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant’s legal representatives, heirs or legatees. However, a Participant’s rights and interests in Restricted Stock Awards and other Awards shall be transferable to a former spouse pursuant to a Domestic Relations Order. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

10.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusted, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company or any Affiliate, and shall be only general creditors of the Company.

ARTICLE XI

GENERAL RESTRICTIONS

11.1 Investment Representations. The Company may require any person to whom an Option, Restricted Stock Award, or other Award, is granted, as a condition of exercising such Option, receiving such Restricted Stock Award, or such other Award to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company or its counsel deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

11.2 Compliance with Securities Laws. Each Option, Restricted Stock Award, or other Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option, Restricted Stock Award, or other Award grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Restricted Stock Award or other Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

11.3 Changes in Accounting or Tax Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Restricted Stock Awards, or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, outstanding Restricted Stock Awards and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

11.4 Stockholder Agreements. If the Company has one or more stockholder agreements in effect at the time of grant or exercise of an Award under the Plan, then the Committee shall, if the Company is contractually obligated to, and may, in its discretion, condition the grant or exercise (as applicable) of any such Award upon execution by the Participant of such stockholder agreement(s), such that the Participant shall become a party to such stockholder agreements(s) concurrently with such grant or exercise (as applicable) of any such Award. The Company may also require, as a condition to the grant, exercise or settlement of any Award, that the Participant appoint the Company’s Chief Executive Officer (or other member of the Board) as having the sole and exclusive power of attorney to vote all Shares subject to the Participant’s Award, which power shall be effective until the earlier of the consummation of a Change in Control or the Company’s initial public offering of its securities on a national stock exchange or national market such as Nasdaq or NYSE.

11.5 Change in Time Commitment. If a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, if the Participant has a change in status from a full-time employee to part-time employee, or if the Participant goes on a leave of absence other than ordinary course vacation and sick days) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion (and without the need to seek or obtain the consent of the affected Participant) to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right to any portion of the Award that is so reduced or extended.

11.6 Right of Repurchase. An Award may include a provision whereby the Company may elect to repurchase all or any part of the Shares acquired by the Participant. The terms of any repurchase option shall be specified in the Award Agreement. Unless otherwise determined by the Committee and subject to compliance with applicable laws, the repurchase price for vested Shares will be the Fair Market

Value of the Shares on the date of repurchase. The Company will not exercise its repurchase option until at least six months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of the Shares subject to the Award, unless otherwise specifically provided by the Committee. The Committee reserves the right to assign the Company’s right of repurchase.

11.7 Right of First Refusal. An Award may also include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Participant of the intent to transfer all or any part of the Shares received under the Award. Except as expressly provided in this paragraph or in the Award Agreement, such right of first refusal shall otherwise comply with any applicable provisions of the bylaws of the Company. The Board reserves the right to assign the Company’s right of first refusal.

11.8 No Obligation to Notify. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

ARTICLE XII

AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time or from time to time, with or without prior notice, amend, modify, suspend or terminate the Plan, and the Board or the Committee may amend or modify an Award Agreement; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable. No amendment, modification or termination of the Plan or an Award Agreement shall in any manner adversely affect any Options, Restricted Stock Awards, or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Restricted Stock Awards, or other Awards. Notwithstanding the foregoing or anything to the contrary in this Plan, the Board may amend or modify the terms of the Plan or an Award Agreement, retroactively or prospectively, as permitted under Section 11.3 (Changes in Accounting or Tax Rules) or Section 14.3 (Section 409A) hereof with or without the consent of the Participant.

ARTICLE XIII

WITHHOLDING

13.1 Withholding Requirement. The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant, or to condition the Company’s obligations to deliver Shares upon the exercise of any Option, the vesting of any Restricted Stock Award or lapse of Forfeiture Restrictions or Repurchase Rights, or the grant of Stock upon the payment by the Participant of, any federal, state, local or foreign taxes of any kind required by law with respect to the grant or issuance of, or the vesting of or other lapse of restrictions applicable to, the applicable Award or the Shares subject to, or issuable upon exercise of, such Award. At the time of such grant, issuance, vesting or lapse, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

13.2 Withholding With Stock. At the time the Committee grants an Option, Restricted Stock Award, other Award, or Stock or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have the Company withhold from shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to the Company a number of Shares that were acquired by the Participant more than six months prior to the transfer to the Company and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any such elections by Participants to have Shares withheld for this purpose will be subject to the following restrictions:

(a) All elections must be made prior to the Tax Date.

(b) All elections shall be irrevocable.

(c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act (“Section 16”), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

ARTICLE XIV

REQUIREMENTS OF LAW

14.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

14.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Award for any exception from the provisions of Section 16(b) of the Exchange Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

14.3 Section 409A. Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards exempt from Section 409A of the Code, and to the extent not so exempt, in compliance with the requirements imposed by Section 409A of the Code. If any Plan provision or Award would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. The Company makes no representation that the Plan or any Award complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code.

14.4 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware excluding its conflict of laws rules.

ARTICLE XV

DURATION OF THE PLAN

Unless sooner terminated by the Board, the Plan shall terminate at the close of business on the day immediately following the tenth anniversary of the Effective Date and no Option, Restricted Stock Award, other Award or Stock shall be granted, or offer to sell Stock made, under the Plan after such termination. Options, Restricted Stock Awards, and other Awards outstanding at the time of the Plan termination may continue to vest, be exercised, or otherwise become free of restrictions, or be paid, in accordance with their terms.